



LIVEXLIVE

react presents

Transformative Acquisition of React Presents and

Q3 FY 2020 Earnings Update

NASDAQ: LIVX

February 7, 2020

Safe Harbor

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Agenda and participants

Agenda

1. About React Presents
2. Transaction Snapshot
3. Strategic Rationale
4. Transaction Details
5. Q3 Fiscal 2020 Earnings Update

Call Participants

Robert Ellin
Chief Executive Officer & Chairman, LiveXLive

Michael Zemetra
Chief Financial Officer, LiveXLive

More information at:
www.livexlive.com

React Presents (RP)

- Full-service, club, concert and festival promotion in EDM space
- Promotes over 250 shows a year
- Major annual festivals include, Spring Awakening Festival, Summer Set Music Festival, Mamby of the Beach, and React New Year’s Eve
- RP 2019 CY revenue was approximately $15.0 million

Transaction Snapshot

LIVE X LIVE

react presents

Transaction Summary

- Acquisition of React for a purchase price of $2.0 million in debt
- Expect significant revenue and operating cost synergies in FY 2021
- Expected to close in Q4 2020

Audio + Video + Social + Live

New Subscription and Digital Opportunities

+1,000 Live Music Events and Festivals

Live Events = Artist Relations

- Partner directly with Artists
- Offer new incentives for Artists to drive traffic and subscriptions
- Opportunities to cross-promote across Facebook, YouTube and others
- Brings LiveXLive closer to the Music Superfans
- Strategic collaborations to sell more tickets and drive unique sponsorships





Transaction Overview

- **Structure**
  - Acquisition price of $2.0 million of subordinated convertible debt with two-year maturity, 8% interest and a $4.50 conversion price
  - No immediate dilution or cash impact
- **Projected Financial Impact**
  - No significant revenue, synergies or Adjusted Operating Income* during fiscal 2020
  - Assuming LIVX completed the acquisition effective April 1, 2019 on a pro forma basis**, the combination would have generated revenue between $53 - $55 million, an increase of approximately 40% over annual revenue projections for FY 2020
- **Extends total addressable market**
  - In the U.S. market alone, live events and music festivals expected to surpass $29.0 billion in annual revenue by 2020***

** See Appendix A for the definition and a reconciliation to GAAP*
*** Based upon LiveXLive fiscal 2020 revenue guidance of $38 - $40 million plus calendar year 2019 revenue from React of $15 million.*
**** Source: IBIS World*

Q3 FY 2020 Earnings Update

Q3 FY 2020 Key Highlights

- Reached 820,000 paid subscribers, up 28% YoY
- Livestreamed 9 events in Q3 and 36 events YTD, generating over 67 million views YTD versus 24 events and 51 million views entire fiscal March 2019
- Partnered with Samsung to produce up to 10 live events in VR
- Partnered with ReachTV to showcase original content across Reach TV's global platform reaching 100 million monthly travelers in 750 airport venues and terminals
- Hired Garrett English as Chief Content Officer and Jackie Stone as Chief Marketing Officer



Total Subscribers
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19



FIESTA LATINA
iHeart RADIO
2019
iHeart COUNTRY FESTIVAL

SAMSUNG

REACH! TV

Consolidated Financials

- Q3 Revenue was $9.7 million, up 8% YoY

- Q3 Contribution Margin* was $2.1 million, up 50% YoY

- Q3 Adjusted Operating Loss* was $2.1 million, down 19% YoY



Total Revenue
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
Q3'19
Q3'20
YTD'19
YTD'20
Dollars in Millions



Adjusted Operating Loss*
$10.5
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$-
Q3'19
Q3'20
YTD'19
YTD'20

Dollars in Millions

** See Appendix A for the definition and corresponding reconciliation to GAAP results.*

Financial Guidance**

Guidance remains unchanged from original forecast

- 2020 Full Year Revenue of $38 - $40 million
- 2020 Full Year Adjusted Operating Loss* of $12 - $14 million
- 2020 Full Year CapEx range from $2 to $3 million
- 2020 Full Year expectations to livestream up to 40 music events

- *See Appendix A for the definition and a reconciliation to GAAP*
- *** Financial guidance is as of February 7, 2020. The financial guidance by management was based on the economic environment as of such date. Actual results may differ materially. No reference (oral or written) to such guidance should be construed as an update, revision, confirmation or clarification of same.*

Non-GAAP Definitions

Appendix A

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Operating Loss (“AOL”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.
We use Contribution Margin (Loss) and AOL to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as revenue less Cost of Sales. AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (e) depreciation and amortization (including goodwill impairment, if any), and certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2020 AOL, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOL. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP to GAAP” included at the end of this release.

Reconciliation of Non-GAAP to GAAP

Appendix A
(In thousands and unaudited)

Adjusted Operating Loss*:

	Contribution Margin (Loss)	Operating Income (Loss) from Operations	Depreciation and Amortization	Stock-Based Compensation	Non-Recurring Acquisition and Realignment Costs	Other Non-Operating Costs (1)	Adjusted Operating Loss
Three Months Ended December 31, 2019							
Music Operations	$ 2,061	$ (4,668)	$ 1,941	$ 1,329	$ -	$ 201	$ (1,197)
Corporate	-	(3,244)	1	1,606	-	702	(935)
Total	$ 2,061	$ (7,912)	$ 1,942	$ 2,935	$ -	$ 903	$ (2,132)
Three Months Ended December 31, 2018							
Music Operations	$ 1,393	$ (2,424)	$ 149	$ 950	$ -	$ 54	$ (1,271)
Corporate	-	(3,324)	2	1,700	-	305	(1,317)
Total	$ 1,393	$ (5,748)	$ 151	$ 2,650	$ -	$ 359	$ (2,588)

	Contribution Margin (Loss)	Operating Income (Loss) from Operations	Depreciation and Amortization	Stock-Based Compensation	Non-Recurring Acquisition and Realignment Costs	Other Non-Recurring Costs (1)	Adjusted Operating Loss
Nine months Ended December 31, 2019							
Music Operations	$ 3,676	$ (17,753)	$ 6,154	$ 4,470	$ -	$ 246	$ (6,883)
Corporate	-	(10,353)	3	4,342	-	2,469	(3,539)
Total	$ 3,676	$ (28,106)	$ 6,157	$ 8,812	$ -	$ 2,715	$ (10,422)
Nine months Ended December 31, 2018							
Music Operations	$ 380	$ (15,300)	$ 5,291	$ 3,275	$ -	$ 171	$ (6,563)
Corporate	-	(10,067)	4	5,437	-	485	(4,141)
Total	$ 380	$ (25,367)	$ 5,295	$ 8,712	$ -	$ 656	$ (10,704)

Contribution Margin*:

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Nine Months Ended December 31, 2019	Nine Months Ended December 31, 2018
Revenue:	$ 9,699	$ 8,964	$ 28,780	$ 24,522
Less Cost of Sales:	(7,638)	(7,571)	(25,104)	(24,142)
Contribution Margin*	**$ 2,061**	**$ 1,393**	**$ 3,676**	**$ 380**

* See the definition under "About Non-GAAP Financial Measures" within this presentation.